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Exhibit 10.3

CONSULTING AGREEMENT

        This Consulting Agreement (this "Agreement") is entered into between NUMARK CAPITAL CORPORATION (the "Consultant") and the Client identified on the signature page to this Agreement (the "Client").

RECITALS

A.
The Consultant is in the business of providing management consulting services, business advisory services, shareholder information services and public relations services.

B.
The Client desires to retain the Consultant to render to the Client such services as may be agreed to by the parties from time to time, and the Consultant desires to render such services to the Client as set forth hereunder.

AGREEMENT

        Therefore, in consideration of the mutual promises and covenants set forth in this Agreement, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Consulting Services. The Client hereby retains the Consultant as an independent contractor, and the Consultant hereby accepts and agrees to such retention. It is acknowledged and agreed by the Client that the Consultant carries neither professional licenses nor memberships in any self-regulatory organizations. It is further acknowledged and agreed by the Client that the Consultant is not rendering legal advice or performing accounting services and is not acting and shall not act as an investment advisor or broker/dealer within the meaning of any applicable state or federal securities laws. The services of the Consultant shall not be exclusive, nor shall the Consultant be required to render any specific number of hours or assign specific personnel to the Client or its projects.

2.
Independent Contractor; Performance by Consultant; Compliance with Laws.

(a)
The Consultant agrees to perform its consulting duties hereto as an independent contractor. Nothing contained herein shall be considered to create an employer-employee relationship between the parties in this Agreement. The Client shall not make social security, workers' compensation or unemployment insurance payments on behalf of the Consultant.

(b)
The parties hereto acknowledge and agree that the Consultant cannot guarantee the results or effectiveness of any of the services rendered or to be rendered by the Consultant. Rather, Consultant shall conduct its operations and provide its services in a professional manner and in accordance with good industry practice. The Consultant will use its reasonable business efforts in providing services to the Client.

(c)
The Consultant will comply with all requirements that any applicable federal or state law (including without limitation the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended) may impose on the Consultant with respect to its performance of services under this Agreement.

3.
Time, Place and Manner of Performance. The Consultant shall be available to the officers and directors of the Client at such reasonable and convenient times and places as may be mutually agreed upon. Except as otherwise provided in this Agreement, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

4.
Term of Agreement. The term of this Agreement shall be twelve (12) months, subject to prior termination as hereinafter provided.

5.
Compensation. In consideration of the services rendered by the Consultant pursuant to this Agreement, upon the signing of this Agreement the Client shall deliver to the Consultant One Hundred Thousand (100,000) shares of the Client's common stock, par value $.001 (the "Client Stock"). With respect to the shares of Client Stock delivered pursuant to this Agreement, the Consultant hereby acknowledges and agrees that:

(i)
The shares of Client Stock have not been registered under the Securities Act and may not be offered, sold or otherwise transferred, pledged or hypothecated unless and until such shares are registered under the Securities Act or an opinion of counsel or other evidence, in either case reasonably satisfactory to the Company, is obtained to the effect that such registration is not required.

(ii)
The Consultant is acquiring the shares of Client Stock for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and the Consultant has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

(iii)
The Client has made available to the Consultant a copy of the following periodic reports and statements filed by the Client with the U.S. Securities and Exchange Commission (collectively, the "Client Reports"):

(A)
The Client's Annual Report on Form 10-KSB for the year ended December 31, 2001;

(B)
The Client's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2002;

(C)
The Client's Quarterly Report on Form 10-QSB for the quarter ended June 30, 2002; and

(D)
The Client's Current Reports on Form 8-K dated April 23, 2002 (as amended) and August 7, 2002.

(iv)
The Consultant has reviewed carefully the information concerning the Client contained in the Client Reports, has made detailed inquiry concerning the Client, its business and its personnel; the officers of the Client have made available to the Consultant any and all written information which they have requested and have answered to the Consultant's satisfaction all inquiries made by the Consultant; and the Consultant has sufficient knowledge and experience in investing in companies similar to the Client so as to be able to evaluate the risks and merits of its investment in the Client and are able financially to bear the risks thereof.

6.
Termination. Either the Consultant or the Client may terminate this Agreement at the end of any month during the term of this Agreement on thirty (30) days prior written notice. This Agreement shall automatically terminate upon the dissolution, bankruptcy or insolvency of the Client or the Consultant. The Consultant and the Client shall have the right and the discretion to terminate this Agreement should the other party, in performing its duties hereunder, violate any law, ordinance, permit or regulation of any government entity or self regulatory organization, except for violations that either singularly or in the aggregate do not have or will not have a materially adverse effect on the party desiring termination. In the event of any termination hereunder, all consideration paid to the Consultant through date of termination shall be fully earned and non-refundable, and the parties shall have no further duties or responsibilities to each other, except that the Client shall be responsible to make any and all payments, if any, due to the Consultant through the date of termination, and the parties shall continue to be bound by the confidentiality provisions contained in Section 8 of this Agreement and the last sentence of Section 5 of this Agreement and the 36 month fee "tail" provisions of Section 5(b) of this Agreement.

7.
Work Product. It is agreed that all information and materials produced for the Client shall be the property of the Consultant, free and clear of all claims thereto by the Client, and the Client has no claim of authorship therein or ownership rights thereto.

8.
Confidentiality. The Client and the Consultant each agree to provide reasonable security measures to keep information belonging to the other party confidential where release of the same would be detrimental to such party's business interests ("Confidential Information"). Each party agrees that Confidential Information shall be subject to this Agreement if provided to the other party and marked "Confidential" in a conspicuous manner. Consultant and Client shall each require their employees, agents, affiliates, sub-contractors, other licensees, and others who have access to Confidential Information through Consultant or Client, as the case may be, to enter into appropriate non-disclosure agreements, requiring the level and degree of confidentiality contemplated by this Agreement. Consultant and Client each agree that it will not, either during the term or this Agreement, or any time thereafter, disclose, use or make known for its own or another's benefit, any confidential information acquired or used by it hereunder. The term "Confidential Information" excludes information that: (a) is made public by Consultant or Client in violation of this Agreement, (b) becomes generally available to the public, other than as a result of disclosure by Consultant or Client or another party in violation of any obligation of confidentiality or (c) Client or Consultant obtains from sources other than Client or Consultant.

9.
Conflict of Interest. The Consultant shall be free to perform services for other entities or persons. The Consultant will notify the Client of its performance of consulting services for any other entity or person that the Consultant reasonably believes could materially conflict with its obligations to the Client under this Agreement.

10.
Disclaimer of Responsibility for Acts of the Client; Limitations on Liability. In no event shall the Consultant be authorized or required by this Agreement to represent or make management decisions for the Client. The Consultant shall, under no circumstances, be made liable for any expense incurred or loss suffered by the Client as a consequence of such decisions by the Client or any affiliates or subsidiaries of the Client as a result of services performed by the Consultant hereunder.

  CONSULTANT DISCLAIMS ANY AND ALL WARRANTIES RESPECTING THE SERVICES, INCLUDING ALL IMPLIED WARRANTIES OF NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL CONSULTANT BE LIABLE FOR ANY INDIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT, HOWEVER CAUSED, EVEN IF CONSULTANT HAS BEEN ADVISED OF THE POSSIBILITY OR LIKELIHOOD OF SUCH DAMAGES. IN NO EVENT SHALL CONSULTANT'S LIABILITY FOR DAMAGES UNDER OR RELATING TO THIS AGREEMENT, REGARDLESS OF HOW ARISING, EXCEED THE AMOUNT OF CASH COMPENSATION PAID TO CONSULTANT HEREUNDER.

11.
Indemnification. Each party agrees to indemnify and hold harmless the other party as well as each of its officers, directors, employees, agents and each person, if any, who controls that party, against any and all liability, loss, costs, expenses or damages, including, but not limited to, any and all expenses reasonably incurred in investigating, preparing or defending against any litigation or arbitration, commenced or threatened, directly resulting by reason of any act, neglect; default or omission, or any untrue or allegedly untrue statement of a material fact, or any misrepresentation of any material fact, or any breach of any material warranty or covenant, by that party or any of its agents, employees or other representatives, arising out of, or in relation to, this Agreement. Notwithstanding the foregoing, in no event shall the liability of Consultant exceed the amount of cash compensation actually received by Consultant pursuant to this Agreement.

12.
Notices. Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by fax registered or certified mail, or by Federal Express or other nationally recognized overnight couriers to the principal office of each party and addressed to its principal executive officer at the address set forth on the signature page to this Agreement. Faxes should be marked for the attention of the principal executive officer and set to the fax number set forth on the signature page to this Agreement.

13.
Waiver of Breach. Any waiver by either party of a breach of any provision of this Agreement by the other party shall not operate to be construed as a waiver of any subsequent breach by such party.

14.
Assignment. Neither party may assign this Agreement without the written consent of the other party.

15.
Applicable Law. It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and pursuant to the laws of the State of New York and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of New York, without regard to state or federal courts located in Monroe County, New York, and consent to the jurisdiction and venue of such courts, and further waive any objection that such courts are an inconvenient forum.

16.
Severability. All agreements and covenants contained herein are severable, and in the event any of them shall be held to be invalid by any competent court, this Agreement shall be interpreted as if such invalid agreements or covenants were not contained herein.

17.
Entire Agreement. This Agreement constitutes and embodies the entire understanding and agreement of the parties and supercedes and replaces all prior understandings, agreements and negotiations between the parties.

18.
Waiver and Modification. Any waiver, alternation, or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto.

19.
Counterparts and Facsimile Signature. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original but all of which taken together, shall constitute one and the same instrument. Execution and delivery of this Agreement by exchange of facsimile copies bearing the facsimile signature of a party hereto shall constitute a valid and binding execution and delivery of this Agreement by such party.

SIGNATURES

        By signing below, the parties agree to the terms of this Agreement and further certify that their respective signatories are duly authorized to execute this Agreement.

August 15, 2002 Date
NUMARK CAPITAL CORPORATION Consultant	PROVECTUS CORPORATION Client
Nunzio Valerie, Jr., President Name and Title	Timothy Scott, President Name and Title
Signature	Signature
Address for Notices:	Address for Notices:
14 Angels Path, Webster, NY 14580	7327 Oak Ridge Highway, Knoxville, TN 37931

(585) 671-6247 Telephone Number	(865) 769-4011 Telephone Number

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CONSULTING AGREEMENT